Exhibit 31.2
CERTIFICATION
I, Stephen R. Scherger certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of Graphic Packaging International, LLC; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Stephen R. Scherger
Stephen R Scherger
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)
April 26, 2019